As filed with the Securities and Exchange Commission on January 13, 1998.
                                              Registration No. 333-24851



           SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549
                   ___________________

          POST-EFFECTIVE AMENDMENT NO. 1 TO THE
                        FORM S-8
                 REGISTRATION STATEMENT
            UNDER THE SECURITIES ACT OF 1933
                   ___________________

                BECKMAN INSTRUMENTS, INC.
 (Exact name of registrant as specified in its charter)
                   ___________________

   Delaware                               95-1040600
(State or other jurisdiction of        (I.R.S. Employer
incorporation or organization)        Identification No.)

   2500 Harbor Boulevard, Fullerton, California 92834
        (Address of principal executive offices)


BECKMAN INSTRUMENTS, INC. INCENTIVE COMPENSATION PLAN OF 1990
                (Full title of the plan)

                  William H. May, Esq.
 Vice President, General Counsel and Corporate Secretary
                Beckman Instruments, Inc.
                  2500 Harbor Boulevard
              Fullerton, California  92834
         (Name and address of agent for service)
                   ___________________

Telephone number, including area code, of agent for service:
                     (714) 871-4848
                   ___________________


            CALCULATION  OF REGISTRATION  FEE


                                            Proposed     Proposed
                                            maximum      maximum
Title of                 Amount             offering     aggregate       Amount of
securities               to be              price        offering        registration
to be registered         registered         per unit     price           fee

Common Stock, par value  2,000,000(1), (2)  $41.0625(3)  $82,125,000(3)  $24,887(3)(4)
$.10 per share           shares


(1)This Registration Statement covers, in addition to the number of shares of Common Stock stated above, other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares and rights which by reason of certain events specified in the Plan may become subject to the Plan.

(2)Each share is accompanied by a common share purchase right pursuant to the Registrant's Rights Agreement, dated March
   28, 1989, as amended, with First Chicago Trust Company of
   New York, as Rights Agent.

(3)Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on April 2, 1997, as reported on the New York Stock Exchange and published in the Western
   Edition of the Wall Street Journal.

(4)The total registration fee of $24,887 was previously paid upon the initial filing of this Registration Statement on April 9, 1997.


   The Exhibit Index included in this Registration Statement is at page 7.


          The Prospectus which contains the
     information required pursuant to Section
     10(a) of the Securities Act of 1933, as
     amended, relates to Registration Statement
     Nos. 33-41519 and 33-66990, each on Form S-8,
     which were previously filed by the Registrant with the Securities And Exchange Commission.

                         PART I

               INFORMATION REQUIRED IN THE
                SECTION 10(a) PROSPECTUS


      The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                         PART II

               INFORMATION REQUIRED IN THE
                 REGISTRATION STATEMENT*

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents of Beckman Instruments, Inc. (the
"Company") filed with the Commission are incorporated herein by reference:

 (a) Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1996;

 (b) Quarterly Reports on Forms 10-Q for the Company's fiscal periods ended March 31, 1997, June 30, 1997, and
      September 30, 1997;

 (c)  Current Reports on Forms 8-K dated September 22, 1997,
      October 15, 1997, and October 31, 1997; and

 (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on or about April 25, 1989, together with the amendment thereto filed on July 2, 1992.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by William H. May, Vice President, General Counsel and Secretary of the Company. Mr. May is compensated by the Company, the holder of options to acquire shares of Common Stock, and a Plan participant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

ITEM 8.  EXHIBITS

      See the attached Exhibit Index.

ITEM 9.  UNDERTAKINGS

      The information and contents of Registration Statement
Nos. 33-41519 and 33-66990, each on Form S-8, which were previously filed with the Commission by the Registrant are incorporated herein by reference. Except for required opinions, consents, signature pages and any information required in this Registration Statement that is not in the above mentioned Registration Statements, the information required by Part II to be contained in this Registration Statement is omitted in accordance with General Instruction E to Form S-8.

                       SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fullerton, State of California, on January 7, 1998.


                         BECKMAN INSTRUMENTS, INC.


                         By:  /s/ Louis T. Rosso
                              Louis T. Rosso
                         Its: President and Chief
                              Executive Officer


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on the 7th day of January, 1998.

 SIGNATURE                    TITLE



/s/ Louis T. Rosso       Chairman of the Board, Chief
Louis T. Rosso           Executive Officer and Director
                         (Principal Executive Officer)

        *                Vice President, Finance, Chief
Dennis K. Wilson         Financial Officer and Director
                         (Principal Financial Officer)

        *                Vice President and Controller
James T. Glover          (Controller)


                         Director
Peter B. Dervan, Ph.D


        *                Director
Dennis C. Fill


        *                Director
Carolyne K. Davis, Ph.D


        *                Director
Gavin S. Herbert


        *                Director
Betty Woods


        *                Director
Francis P. Lucier


        *                Director
Hugh K. Coble


        *                Director
Charles A. Haggerty


        *                Director
William N. Kelley, M.D.


        *                Director
C. Roderick O'Neil


        *                Director
John P. Wareham


*By: /s/ Louis T. Rosso
       Louis T. Rosso
       Attorney-In-Fact

                           EXHIBIT INDEX*


Exhibit
Number                  Description


4.1       Amendments to the Beckman Instruments, Inc.
          Incentive Compensation Plan of 1990 (referred to therein as the "1990 Plan") adopted by the Company's Board of Directors on
          December 5, 1997.

4.2       Beckman Instruments, Inc. Option Gain
          Deferral Program.

5.        Opinion of Company Counsel (opinion re
          legality).**

23.1      Consent of Independent Accountants.

23.2      Consent of Company Counsel (included in
          Exhibit 5).**

24.       Power of Attorney (included in this
          Registration Statement under "Signatures").**





___________________________________________________
* Each exhibit index and exhibit of Registration Statement Nos. 33-41519 and 33-66990, each on Form S-8, which were previously filed with the Commission by the Registrant, are incorporated herein by reference.

** This exhibit was filed as an exhibit to Registration Statement
No. 333-24851, which was previously filed with the Commission by the Registrant and which is being amended by this Registration
Statement, and is incorporated herein by reference.